UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 14, 2013

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Waiver of LTI Provision in CEO Employment Agreement

On May 16, 2013, Sanford A. Ibrahim, the Chief Executive Officer of Radian Group Inc. (the “Company”), entered into a waiver (the “2013 Waiver”) of the provision of his employment agreement dated April 5, 2011 that provides that his annual target level of long-term incentive (“LTI”) compensation will not be less than $3.15 million (3.5 times his annual base salary). In connection with the 2013 Waiver, Mr. Ibrahim agreed that the fair value of his 2013 LTI award would be approximately $2,287,000, which is approximately 38% less than the LTI amount specified in his 2011 employment agreement.

The 2013 Waiver represents the second consecutive year in which Mr. Ibrahim has agreed to waive his LTI entitlement. As previously disclosed, on May 30, 2012, Mr. Ibrahim waived the same provision of his employment agreement and agreed that the grant date fair value of his 2012 LTI Award would be an amount that was 20% less than the grant date fair value of his 2011 LTI award.

The foregoing summary of the 2013 Wavier is qualified in its entirety by reference to the full text of the waiver, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

2013 Long-Term Incentive Awards

On May 14, 2013, the Compensation and Human Resources Committee (the “Committee”) of the Company’s Board of Directors granted annual long-term incentive awards to the Company’s executive officers, including its named executive officers (the “2013 LTI Awards”).

All of the 2013 LTI Awards granted by the Company, including those awarded to the named executive officers as described in more detail below, will be settled in shares of the Company’s common stock. In prior periods, the low stock price of the Company’s common stock and the limited number of shares available for issuance under the Company’s 2008 Equity Compensation Plan, as amended (the “2008 Equity Plan”), resulted in the Company relying on cash-settled instruments for its LTI awards because cash settled awards do not count against the share reserve under the Company’s 2008 Equity Plan. In accordance with the accounting standard regarding share-based compensation payments, the Company is required to calculate the fair value of cash-settled awards at the end of each measurement period and to record as an expense any changes to the fair value of such awards in such period. As a result, changes in the fair value of such awards, which can be impacted by changes in the Company’s stock price and performance against the performance metrics established for such awards, among other items, can result in significant volatility in the expenses incurred by the Company in any given period. In particular, the Company’s expenses in 2013 have increased as a result of the change in the fair valuation of cash-settled restricted stock units granted in 2011 and 2012. By granting only stock-settled instruments for the 2013 LTI Awards, the Company is taking action that it expects will help mitigate the expense volatility associated with its LTI awards.

The 2013 LTI Awards consist of: (1) stock-settled performance based restricted stock units (“Performance Based RSUs”), and (2) performance based, non-qualified stock options (“Performance Based Options”), in each case granted under the 2008 Equity Plan. For each of the named executive officers, the Performance Based RSUs and Performance Based Options represent approximately 65% and 35%, respectively, of the total value of his/her 2013 LTI Award.

2013 Performance Based RSU Awards

The Committee granted a Performance Based RSU award to each of the Company’s named executive officers in the following target amounts: Mr. Ibrahim – 113,100 RSUs; Mr. Quint – 25,140 RSUs; Ms. Bazemore – 35,910 RSUs; Mr. Hoffman – 15,710 RSUs; and Mr. Theobald – 15,080 RSUs.

The Performance Based RSU awards generally vest on May 14, 2016, upon the conclusion of a three year performance period. As further described below, at the end of the performance period, each named executive officer will be entitled to receive a number of RSUs (from 0 to 200% of his/her target Performance Based RSU award) based on the Company’s absolute and relative total stockholder return (“TSR”) over the three year performance period, subject to a maximum cap (the “Maximum Cap”) of 6 times the value of his/her award on the grant date. Each vested Performance Based RSU will be payable in one share of common stock, subject to the Maximum Cap.

The Company’s absolute TSR will be determined based on the change in market value of the Company’s common stock during the performance period, as measured by comparing (x) the average closing price of the Company’s common stock on the NYSE for the 20 consecutive trading days ending on May 14, 2013 and (y) the average closing price for the 20 consecutive trading days ending on May 14, 2016. The Company’s relative TSR will be measured against the median TSR of a peer group consisting of the companies listed on the NASDAQ Financial Index and MGIC Investment Corporation (the “Peer Group”).

The payout for the Performance Based RSU awards will be determined based on an analysis of both the Company’s relative TSR and absolute TSR, beginning with an assessment of Company’s relative TSR. The Company’s TSR initially will be compared to the median TSR of the companies included in the Peer Group (the “Median Peer Group TSR”). The starting point for the payout determination (the “Relative Payout Percentage”) will be 100% of target. For every 1% that the Company’s TSR exceeds the Median Peer Group TSR, the Relative Payout Percentage will increase by 2 percentage points above 100% of target. For every 1% that the Company’s TSR is below the Median Peer Group TSR, the Relative Payout Percentage will decrease by 3 percentage points below 100% of target.

Once the Relative Payout Percentage has been determined, the actual payout percentage under the Performance Based RSU award (the “Final Payout Percentage”) will be calculated by reference to a maximum payout percentage that cannot be exceeded regardless of the Company’s relative TSR. This is intended to ensure that regardless of the Company’s performance against the Peer Group, the award remains closely correlated to the Company’s stock price performance. Accordingly, the maximum payout percentage ranges are correlated to the Company’s absolute TSR, as set forth below:

Company’s Absolute TSR(1)		Maximum Payout Percentage(1) (% of target)
≥75%		200%
50%		150%
25%		100%
10%		70%
≤0	%(2)	50%

(1)	If the Company’s Absolute TSR falls between two referenced percentages, the Maximum Payout Percentage will be interpolated.
(2)	If the Company’s Absolute TSR is negative, the Maximum Payout Percentage will be 50%.

To summarize, once the Relative Payout Percentage is calculated, the number of RSUs ultimately to be paid out will be adjusted, if necessary, to ensure that the Final Payout Percentage does not exceed the applicable Maximum Payout Percentage.

The Performance Based RSU awards provide for “double trigger” vesting in the event of a change of control. In the event of a change of control of the Company, the Performance Based RSUs will become payable at target upon the vesting of the awards on May 14, 2016, provided that the executive officer remains employed by the Company through such date. However, if a named executive officer’s employment is terminated by the Company without “cause,” or the named executive officer terminates employment for “good reason,” in each case within 90 days before or one year after a change of control, the Performance Based RSUs will become fully vested and payable at target upon such termination.

The Performance Based RSUs also include a provision that prohibits the executive officer from competing with the Company and from soliciting the Company’s employees or customers for a period of time (either twelve (12) or eighteen (18) months, the “Restricted Period”) following termination of the executive officer’s employment for any reason.

Additionally, the Performance Based RSUs will become fully vested and payable at target in the event of a named executive officer’s death or disability. If the named executive officer retires before the end of the three year performance period, the award will remain outstanding and will become payable at the end of the performance period to the extent that the performance criteria discussed above have been satisfied, or will vest at the target level in the event of a change of control.

2013 Performance Based Stock Option Awards

The Committee granted Performance Based Options to each of the named executive officers in the following amounts: Mr. Ibrahim – 71,930 Performance Based Options; Mr. Quint – 15,990 Performance Based Options; Ms. Bazemore – 22,840 Performance Based Options; Mr. Hoffman – 9,990 Performance Based Options; and Mr. Theobald – 9,590 Performance Based Options.

Each Performance Based Option has a per share exercise price of $13.99 (the closing price of the Company’s common stock on the NYSE on the date of grant), and a ten-year term, with 50% of the award vesting on or after the third anniversary of the grant date (i.e., May 14, 2016) and the remaining 50% of the award vesting on or after the fourth anniversary of the grant date (i.e., May 14, 2017); provided, however, that the Performance Based Options will not vest unless the closing price of the Company’s common stock on the NYSE exceeds $17.49 (125% of the Performance Based Option exercise price) for ten consecutive trading days ending on or after third anniversary of the grant date (i.e., May 14, 2016) (the “Stock Price Vesting Hurdle”).

The Performance Based Options provide for “double trigger” vesting in the event of a change of control. Except as provided below, upon a change of control, the Performance Based Options will continue to vest 50% on the third and fourth anniversaries of the grant date, regardless of whether the Stock Price Vesting Hurdle has been satisfied, as long as the named executive remains employed by the Company through such date. However, if a named executive officer’s employment is terminated by the Company without “cause,” or the named executive officer terminates employment for “good reason,” in each case within 90 days before or one year after a change of control, the Performance Based Options will become fully vested and exercisable upon such termination.

The Performance Based Options also include a provision substantially identical to the provision in the Performance Based RSU awards that prohibits the executive officer from competing with the Company and from soliciting the Company’s employees or customers during the Restricted Period following termination of the executive officer’s employment for any reason.

Additionally, the Performance Based Options will become fully vested and exercisable in the event of a named executive officer’s death, disability or retirement. However, if Messrs. Ibrahim or Quint retires before the Performance Based Options are otherwise exercisable, his Performance Based Options will remain outstanding and become exercisable in accordance with the three and four year vesting schedule and the Stock Price Vesting Hurdle for such Performance Based Options, or as provided above in the event of a change of control.

The foregoing summary of the 2013 LTI Awards is not a complete description of all of the terms and conditions of the Performance Based RSU awards and the Performance Based Options and is qualified in its entirety by reference to the full text of the form of grant instruments, which the Company plans to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s 2013 Annual Meeting of Stockholders held on May 15, 2013, the following proposals were submitted to a vote of the Company’s stockholders, with the voting results indicated below:

(1)	Election of eleven directors for a term of one year each, to serve until their successors have been duly elected and have qualified or until their earlier removal or resignation:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Herbert Wender	106,909,480	2,161,024	1,190,573	39,003,457

David C. Carney	106,848,809	2,183,424	1,228,844	39,003,457

Howard B. Culang	106,186,592	2,845,265	1,229,220	39,003,457

Lisa W. Hess	107,166,801	1,950,175	1,144,101	39,003,457

Stephen T. Hopkins	106,216,070	2,842,643	1,202,364	39,003,457

Sanford A. Ibrahim	108,843,254	293,328	1,124,495	39,003,457

Brian D. Montgomery	106,363,687	2,760,519	1,136,871	39,003,457

Gaetano Muzio	107,120,434	1,966,632	1,174,011	39,003,457

Jan Nicholson	107,079,314	2,042,923	1,138,840	39,003,457

Gregory V. Serio	107,143,720	1,978,192	1,139,165	39,003,457

Noel J. Spiegel	108,812,658	277,038	1,171,381	39,003,457

(2)	Approval, by an advisory, non-binding vote, of the overall compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
105,366,751	3,757,001	1,137,325	39,003,457

(3)	Approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock from 325,000,000 to 485,000,000 shares.

FOR	AGAINST	ABSTAIN
143,992,379	4,056,375	1,215,780

(4)	Re-approval of the Company’s Amended and Restated Certificate of Incorporation relating to the Company’s tax benefit preservation strategy.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
100,207,271	8,942,996	1,110,810	39,003,457

(5)	Re-approval of the Company’s Tax Benefit Preservation Plan, as amended.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
73,549,016	35,579,614	1,132,447	39,003,457

(6)	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013:

FOR	AGAINST	ABSTAIN
147,399,153	691,547	1,173,834

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment of Certificate of Incorporation of Radian Group Inc. effective as of May 15, 2013.
10.1	Letter Agreement, dated May 16, 2013, between the Company and S.A. Ibrahim

Forward-looking Statements

All statements in this Current Report on Form 8-K that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the United States Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including changes in accounting principles, rules and guidance, or their interpretation, from the Securities and Exchange Commission or the Financial Accounting Standards Board.

For more information regarding additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2012, and in subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: May 20, 2013	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation of Radian Group Inc. effective as of May 15, 2013

10.1	Letter Agreement, dated May 16, 2013, between the Company and S.A. Ibrahim